UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2021

SDCL EDGE Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40980	98-1583135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1120 Avenue of the Americas, 4th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 488-5509

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SEDA.U	New York Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	SEDA	New York Stock Exchange LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SEDA WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported on a Current Report on Form 8-K of SDCL EDGE Acquisition Corporation (the “Company”), on November 2, 2021, the Company consummated its initial public offering (the “IPO”) of 17,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $175,000,000. The Company granted the underwriters of the IPO (the “Underwriters”) a 45-day option to purchase up to an additional 2,625,000 units at the IPO price to cover over-allotments, if any. On November 12, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 2,495,246 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $24,952,460 and forfeited the remainder of the option. On November 16, 2021, the Company repurchased for cancellation an aggregate of 32,439 Class B ordinary shares from all the holders of Class B ordinary shares (pro-rated for each holder of Class B ordinary shares).

As previously reported on a Current Report on Form 8-K of the Company, substantially concurrently with the closing of the IPO, the Company completed the private sale of an aggregate of 8,250,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, SDCL EDGE Sponsor LLC (the “Sponsor”), Sustainable Investors Fund, LP (“SIF”), and Seaside Holdings (Nominee) Limited (“Seaside” and, together with the Sponsor and SIF, the “Purchasers” and each a “Purchaser”), generating gross proceeds to the Company of $8,250,000. In connection with the Underwriters’ partial exercise of their over-allotment option, the Purchasers purchased an additional aggregate 748,574 Private Placement Warrants (the “Additional Private Placement Warrants”), generating gross proceeds to the Company of approximately $748,574.

In connection with the closing and sale of the Over-Allotment Units and the Additional Private Placement Warrants (together, the “Over-Allotment Closing”), a total of $25,201,984.80 in proceeds from the Over-Allotment Closing (which amount includes $499,049.20 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of November 2, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on November 9, 2021. The Company’s unaudited pro forma balance sheet as of November 2, 2021, adjusted for the Over-Allotment Closing on November 16, 2021 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit
No.	Description of Exhibits
99.1	Unaudited Pro Forma Balance Sheet as of November 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SDCL EDGE Acquisition Corporation

Date: November 22, 2021	By:	/s/ Jonathan Maxwell
		Name:	Jonathan Maxwell
		Title:	Co-Chief Executive Officer

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